                                                                      EXHIBIT B

   TRANSACTIONS IN SHARES DURING THE PERIOD COMMENCING FROM THE 60-DAY PERIOD
                PRECEDING APRIL 28, 1999 THROUGH THE DATE HEREOF

                                      NONE